CONSULTING AGREEMENT

  THIS CONSULTING AGREEMENT made this 1 day of November , 1997 by and between:
                              PROCTOR COMPANY, INC.
                                       and
                           CYBERAMERICA CORPORATION.
                      herein after referred as the parties.
                                   WITNESSETH:

         WHEREAS, Proctor Company, Inc. (Proctor) is a corporate relations, direct marketing, publishing, and advertising firm with expertise in the dissemination of information about publicly traded companies, and is in the business of providing and the development of corporate relations services, public relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities and other related programs, services and products: and

         WHEREAS, CyberAmerica Corporation, (CYAA), the Company, is publicly held with its common stock trading on one or more stock exchanges and/or over-the counter: and

         WHEREAS, CYAA desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, and brokerage houses: and

         WHEREAS, Proctor is willing to accept CYAA as a client.

         WHEREAS, CYAA requires corporate relations services and desires to employ and/or retain Proctor to provide such services as an independent contractor, and Proctor is agreeable to such a relationship and/or arrangement and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement.

     THEREFORE,in consideration of the mutual covenants contained herein, it is agreed as follows:

                         DEFINITIONS AND INTERPRETATIONS

1.       Caption and Section Numbers
         The headings and section references in this Consulting Agreement are for the convenience and reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof

         2.       Extended Meanings

         The Words hereof, herein, hereunder and similar expressions used in any clause, paragraph or section of this agreement will relate to the whole of this Consulting Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.       Number and Gender

         In this Consulting Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4.       Section References and Schedules

         Any reference to a particular article, section, paragraph or other subdivision of this Consulting Agreement and any reference to a schedule, exhibit or addendum by name number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Consulting Agreement and by such reference is incorporated into and made part of this Consulting Agreement.

5.       Appointment

         CyberAmerica Corporation, hereby appoints and engages Proctor Corp. as its corporate relations counsel and hereby retains and employs Proctor the terms and conditions of this Consulting Agreement. Proctor accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

6.       Engagement

         Company engages Proctor to publicize the Company to brokers, prospective investors and shareholders and as further described below and subject to the further provisions of this Consulting Agreement. Proctor hereby accepts said engagement and Company as a client, and agrees to publicize Company as further described below and subject to the further provisions of this Consulting Agreement.

7. Authority and Description of Services During the term of this agreement Proctor shall furnish various professional services and advice as specifically requested by CYAA, or its written designated appointee for the Company. Said professional services and advice shall relate to those services, items and subjects as described as follows: Proctor shall be available to Company to field calls from firms and brokers inquiring about Company.

8.       Terms of Agreement

         This agreement shall become affective upon execution as of November 1, 1997 hereof and subject to the provisions of paragraph 25, shall continue thereafter for one year and month, up to and including 30th of October, 1998, or in the case of specific services until such time as such matters are finalized to the satisfaction of both Company and Proctor. It is expressly acknowledged and agreed by and between the parties hereto that Proctor shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time the agreed and/or specified retainer (deposit, initial fee, down-payment) in US funds, and/or specified and/or agreed valuable consideration, has been received by Proctor.

9.       Where Services Shall Be Performed

         All services shall be performed at the main office location of Proctor or other such designated location(s) as Proctor and Company agree are the most advantageous for the work to be performed.

10.      Limitations On Services

         The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges the National Association of Securities Dealers, in-house due diligence or compliance departments of brokerage houses, etc. Accordingly, Proctor agrees as follows:

         a. Proctor shall not release any financial or other information or data about Company without the written consent and approval of Company.

         b. Proctor shall not conduct any meetings with financial analysts without informing Company in advance of any proposed meeting, and Company may elect to have a representative of Company attend such meeting.

         c. Proctor shall not release any information or data about Company to any selected or limited person(s), entity, or group if Proctor is aware that such information or data has not been generally released or promulgated.

         d. After notice by Company of filing for a proposed public offering of securities of Company, and during any period of restriction on publicity, Proctor shall not engage in any public relations efforts not in the normal course without approval of the Company, if any.

         e. Proctor hereby agrees, warrants and contracts that in conjunction with any advertising or promotional material which Proctor shall disseminate to third parties under this agreement, Proctor shall also provide full and accurate disclosure of any and all equity compensation which Proctor has received or will receive under this agreement to the full extent required under the Securities Exchange Act of 1934.

         f. Notwithstanding any other provision of this agreement, Proctor hereby agrees to indemnify the company against any judgement, fines, penalties or other damages sustained by company as a result of Proctor's breach of the provisions contained in 10(a-d).

11.      Duties Of Company

         a. Company shall supply Proctor on a regular and timely basis with all approved data and information about Company, its management, its products, and its operations and Company shall be responsible for advising Proctor of any facts which would affect the accuracy of any prior data and information previously supplied to Proctor so that Proctor may take corrective action.

         b. Company shall promptly supply Proctor with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholders reports and communications whether or not prepared with the assistance of Proctor with all data and information supplied to any analyst, broker dealer, market maker, or other member of the financial community: and with all product/services brochures, sales materials, etc. Company shall supply Proctor within 20 days of execution of this Consulting Agreement, with a list of all shareholders on 3-1/2 inch computer disk in Windows or some other common, universal format.

         c. Proctor reports are not intended to be used in the offering of securities. Accordingly, clients must agree to each of the points listed below and to indemnify Proctor for any breach of these representations and covenants.

                  1. Company is not presently engaged in a private or public offering of securities, including S-8 of Regulation S, or including any continuing distribution, whether or not exempt, that will not be included prior to the issuance of a Proctor research report on Company An evergreen prospectus for employee stock option and other plans will not preclude issuance of Proctor research reports (excluding present employee benefit plan registered and in affect). (Initial)_____

                  2. Company will immediately notify Proctor if it intends to make any private or public offerings of securities, including S-8 or Regulation S. (Initial)_____

                  3. Company will immediately notify Proctor concurrently at the time of filing for sale, removal of legend or if pledging, within thirty days, of any insider (as defined as officers, directors, and 7% or greater shareholders) selling of Company stock.
                           (Initial)____

                  4. Company will not use Proctor reports in connection with any offering of securities without the prior written consent of Proctor (Initial)_____

                  5 Proctor will immediately notify Company concurrently at the time of filing for sale, removal of legend or if pledging or voting, within thirty days, of any insider (as defined as officers, directors, and 5% or greater shareholders) selling of Company stock. (Initial)____

         d. In that Proctor relies on information provided by the Company for the substantial part of its presentation and reports, Company must represent that the said information is neither false nor misleading, and agrees to holdharmless and indemnify Proctor for any breach of the representations and covenants. (Initial)

         e. In that Proctor shareholders, employees, officers, and/or members of their families may hold a position in and engage in transactions with respect to Company securities, and in light of the fact that Proctor imposes restrictions on such transactions to guard against the trading on the basis of material nonpublic information Company shall contemporaneously notify Proctor if any information or date being supplied to Proctor has not been generally released or promulgated. (Initial)

12.      Representations and Indemnifications

         a. Company shall be deemed to make a continuing representations of the accuracy of any and all materials facts, materials, information, and data which is supplied to Proctor and the Company acknowledges its awareness that Proctor will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions.

         b.       Proctor,  in the  absence of notice in writing  from  Company,
                  will   rely  on  the   continuing   accuracy   of   materials,
                  information, and data supplied by Company.

         c. Company hereby agrees to hold harmless and indemnify Proctor against any claims, demands, suits, loss, damages, etc., arising out of Proctor reliance upon the instant accuracy and continuing accuracy of facts, materials, information, and date, unless Proctor has been negligent in performing its duties and obligations thereunder.

         d. Company hereby authorize Proctor to issue, in Proctor's sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications, and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community, such as may be necessary to make a previous communication issued by Proctor not false or misleading.

         e. Company shall cooperate fully and timely with Proctor to enable Proctor to perform its duties and obligations under this agreement.

         f. The execution and performance of this Consulting Agreement by Company has been duly authorized by the Board of Directors of Company in accordance with applicable law, and, to the extent required, by the requisite number of the shareholder of the Company

         g. The performance by Company of this agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of Company or any contractual obligation by which Company may be bound.

         h. Company shall promptly deliver to Proctor complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

         I. Company shall promptly deliver to Proctor a list of names and addresses of shareholders of Company which it is aware. This list shall be upgraded at Proctor's request.

         j. Company shall promptly deliver to Proctor a list of brokers and market makers of Company's securities, which have been following Company.

         k. Because Proctor. will rely on such information to be supplied it by Company, all such information shall be true, accurate, complete and not misleading, in all respects.

         I.       Company  shall  act   diligently  and  promptly  in  reviewing
                  material submitted to it by Proctor to enhance timely distribution of the materials and shall inform Proctor of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

13.      Compensation

         a. All payments due Proctor for all investor services, shall be paid to Proctor Corp. by Company as follows:

                  1. Upon executing this agreement, the sum of Five Thousand Dollars ($5,000.00) representing a retainer fee to be later applied to other Company obligations to Proctor.

                  2.       A monthly  consulting  fee of Five  Thousand  Dollars
                           ($5,000.00) for the time period covered in the agreement. Proctor and the Company agree to accept other agreeable forms of value in lieu of cash.

         b. All moneys payable thereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this fee they recognize that the services will probably not be performed in equal monthly segments, but may be substantial during the early portion of the term and less hereafter as relationships and communication lines are established. Thus, part of the earlier services shall be deferred and therefore any lessening of services shall not constitute breach or termination hereof and the level fee shall continue.

         c.       See ADDENDUM A for further details to compensation.

         d. For all special services, not within the scope of this agreement, Company shall pay to Proctor such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided Company has agreed to said services in advance.

14.      Billing and Payment

         Company acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by the first preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by said date Company shall pay Proctor an additional operations charge equal to 2% for each day said funds are not received.

15.      As An Independent Contractor

         Proctor shall provide said services as an independent contractor, and not as an employee of Company or of any company affiliated with Company. Proctor has no authority to bind Company or any affiliate of Company to any legal action, contract, agreement, or purchase, and such action cannot be constructed to be in good faith or with acceptance of Company thereby becoming the sole responsibility of Proctor. Proctor is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded by Company employees. Proctor shall be solely responsible for any Federal, State, and Local taxes, and should Company for any reason be required to pay taxes at a later date, Proctor shall reassure such payment is made by Proctor, and not by Company. Proctor shall be responsible for all workers compensation, payments and herein holds Company harmless for any and all such payments related hereto.

16.      Not To Engage In Conflicting Activities

         During the term of this agreement Proctor shall not engage in any activities that directly conflicts with the interests of Company. Company hereby acknowledges notification by Proctor and understands that Proctor does, and shall, represent and service other and multiple clients in the same manner as it does Company, and that Company is not an exclusive client of Proctor.

17.      Trade Secrets And Inventions

         Proctor shall treat as proprietary and all information belonging to Company, it' affiliates, or any third parties, disclosed to Proctor in the course of the performance of Proctor's services.

18.      Inside Information - Securities Violations

         In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of Company's business, and/or affiliate companies shall come to the attention and knowledge of Proctor. In such event Proctor shall not use such information for its own benefit and shall not divulge such information to third parties.

19.      Disclosure

         Proctor will disclose any outside interest or activities, including ownership or participation that may conflict with the best interest of the Company. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related to any activity that Proctor may be involved with on the behalf of the Company.

20.      Warranty Against Contemplation of Agreement Related Corrupt Practices

         Proctor represents and warrants that all payments and other valuable paid or to be paid under this agreement constitutes compensation for services rendered; that this agreement and all payments and valuable considerations and the use of those payments and the valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign in any way.

21.      Amendments

         This agreement may be modified or amended, provided such modifications and amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

22.      Severability

         If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provision shall remain to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23.      Termination of Agreement

         This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 8 above except as follows:

         a. Upon the bankruptcy or the liquidation of the other party, whether voluntary or involuntary.

         b. Upon the other party having or applying for a receiver appointed for either party.

         c.       Unless  there has been a material  breach of the terms of this
                  agreement.   A  material  breach  is  considered   substantial
                  non-performance.

         d.       30 day written notice by either party.

24.      Attorney Fees

         In the event that either party is in default of the terms and conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

25.      Return of Records

         Upon termination of this agreement Proctor shall, upon request of the Company, deliver such records, notes, data of propitiatory nature and that are in the control of Proctor that are the property of the Company.

26.      Waiver of Breach

         Waiver by either party of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

27.      Disclaimer By

         Proctor shall prepare certain promotional materials, and; Proctor makes no representation to Company or others that; (a) its efforts or services will result in any enhancement to Company (b) the price of Company's publicly traded securities will increase (C) any person will purchase Company's securities, or (d) any investor will lend money to and/or invest in or with Company.

28.      Limitation of Proctor Corp.  Liability

         In the event Proctor fails to perform its work or services thereunder, its entire liability to Company shall be the lesser of and not exceed;
         (a) the amount of cash compensation Proctor has received from Company under paragraph 13 above or (b) the amount of cash compensation Proctor has received from Company under Addendum A, or (C) the actual damage to Company as a result of such non-performance, but in no event greater then the amount of cash compensation received from Company. In no event shall Proctor be liable to Company for any indirect, special or consequential damages, nor for any claim against Company by any person or entities arising from or in any way related to this agreement or the Company's performance or lack of it. The provisions of this paragraph shall not in any way limit the company's right to damages resulting from intentional or reckless breach of any covenant of this agreement.

29.      Ownership of Materials

         All right, title and interest in and to materials to be produced by Proctor in connection with this Consulting Agreement and other services said to be rendered under said agreement shall be and remain the sole exclusive property of Proctor.

30.      Miscellaneous

         a. Effective date of representations shall be the date Proctor receives the information.

         b. Currency: In all instances, references to the dollars shall be deemed to be United States Dollars.

         c.       Stock:  In all instances,  references to stock shall be deemed
                  to  be   unrestricted   and  free  trading  unless   otherwise
                  identified

31.      Notices

         All notices thereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail, or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given thereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and with connections therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice received or permitted by this agreement to be given shall be given to the respective parties at the following addresses:

                             Proctor Company, Inc.
                             50 Shirley Street, 2ND Floor
                             P.O. Box CB13937
                             Nassau, Bahamas
                             242-326-5859 (fax)

                             CyberAmerica Corporation
                             268 West 400 South
                             Salt Lake City, UT 84101
                             801-575-8092 (fax)

32.      Time Is Of The Essence

         Time is  hereby  expressly  made  of the  essence  of  this  Consulting
         Agreement with respect to the performances by the parties of their respective obligations hereunder.

33.      Inurement
         This Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and any addenda's attached hereto.

34.      Entire Agreement

         This Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there is no oral or other agreements or understandings between them affecting this Consulting Agreement, or relating to the business of Proctor. This Agreement supersedes all previous agreements between Proctor and Company.

35.      Applicable Law

         This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the States of California. If any provision of this Consulting Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

36.      Arbitration

         Any controversy or claim arising out of, or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then promulgated by the said Courts and the Court shall appoint an arbitrator, and judgment upon award rendered may be entered into the Courts of Riverside County, California or any other court having jurisdiction thereof, which award and or judgment shall include reasonable attorney fees.

37.      Acceptance By

         This Consulting Agreement is not valid or binding upon Proctor unless and until executed by its president or other duly authorized executive officer of Proctor at its home office in Nassua, Bahamas.

38.      Non-Waiver

         The failure of either party, at any time, to request any such performance by the other party shall not be construed as a waiver of such fight to require such performance and shall in no way affect such party's subsequently to require full performance hereunder.

39.      Execution In Counterpart

         This agreement may be executed in counterpart, not withstanding the date or dates this agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above.


IN WITNESS WHEREOF the parties hereto have set their hands in the execution of this agreement this __ of ______ 1997.

For:Proctor Company, Inc.                          For: CyberAmerica Corporation



                                                  /s/Richard Surber
------------------------                           ------------------------
By:Joeseph Lombardi                                By: Richard Surber
its Agent                                          its President



WITNESSED BY:

---------------------------

                                  ADDENDUM "A"
                                       to
                              CONSULTING AGREEMENT
                                       of
                CyberAmerica Corporation & Proctor Company, Inc.

                        Effective Date 1 of November 1997

1. The Company agrees to fund the start up costs of Proctor campaign for the Company. The Company will issue 65,000 shares of common stock to Proctor pursuant to a Form S-8 Registration Statement. The 65,000 shares shall be registered in the name of Proctor and delivered to Robert Strumor, who shall act as escrow agent for purposes of this Agreement. The 65,000 shall be released to Proctor as follows:

         a) 20,000 shares shall be released to Proctor as soon as Proctor delivers to the Company a promotional strategy itemizes the services which Proctor intends to perform on behalf of the Company.

         b) 20,000 additional shares shall be released to Proctor upon Proctor's delivery to the Company of an invoice showing Proctor's expenditure of $20,000 in services or hard costs in connection with the services provided under this Agreement.

         c) The remainder of the shares shall be released to Proctor upon Proctor's delivery to the Company of an invoice showing Proctor's expenditure of an additional $20,000 in services or hard costs in connection with the services provided under this Agreement.

2.       Page 13, Paragraph 13, a, 2. Consulting $5,000 Month Payable in:
         a) Cash when available (company receives credit line and/or money from placement(s)) b) When unavailable $2,500 cash and $2,500 Company Free Trading Stock, equal to $2,500 at the time payment due.

3.       Page 13, Paragraph 13, c
         Free Trading Company shares equivalent to $12,000 per month non dilutable, fully issued and or registered shares for payment of services to be made available on or before the 1ST of each month and in no event delivered to Proctor before the 5TH of the month.

4.       Appendix B-1      Anticipated Allotment of Costs

         The Company agrees to fund the costs of Proctor campaign for the Company. Initial costs are outlined of approximately $13,650 less $5,000 for management consulting equaling an amount of $8,650,000. Company agrees to fund, prepay, these costs each month either with cash, cash and free trading stock on or before the 1ST of each month. Proctor agrees to maintain records of these costs and on a quarterly basis present them to the Company for review and adjustment. Adjustment shall be defined as the actual costs either greater or lesser of the monthly amount expended by Proctor which amount the Company pays to Proctor accordingly.

IN WITNESS WHEREOF the parties hereto have set their hands in the execution of this agreement this __ of ______ 1997.



For:Proctor Company, Inc.                       For:CyberAmerica Corporation



                                                /s/Richard Surber
------------------------                        --------------------------
By:Joseph Lombardi                              By: Richard Surber
its Agent                                       its President



WITNESSED BY:

---------------------------